Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER & MIDYEAR 2023 RESULTS

Second Half Rebound Forecast After Lower-Than-Expected First Half Performance

Citing Industry-Wide Drop in Procurement Activity

Announces Share Repurchase Program

Newport Beach, CA – August 8, 2023 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the second quarter and six months ended June 30, 2023.

3 Months Ended	June 30, 2023	June 30, 2022	Change
Net sales	$132,790	$148,203	$(15,413)
Net income	$(1,053)	$6,830	$(7,883)
EPS	$(0.04)	$0.23	$(0.27)
Adjusted EBITDA[1]	$10,655	$19,656	$(9,001)

6 Months Ended	June 30, 2023	June 30, 2022	Change
Net sales	$257,674	$297,797	$(40,123)
Net income	$865	$16,765	$(15,900)
EPS	$0.03	$0.55	$(0.52)
Adjusted EBITDA[1]	$22,172	$42,523	$(20,351)

Eric Wintemute, Chairman and CEO of American Vanguard stated: “During the second quarter of 2023, the Global Agriculture industry experienced a sharp, unexpected drop in procurement activity for crop inputs, as distribution, faced with higher interest rates, destocked inventory in order to limit carrying costs. We believe that this procurement pattern does not represent a loss of demand but, rather, a shift in timing of demand – to be closer to the planting season. We saw similar behavior in our non-crop business, as retailers broke with traditional stocking patterns in favor of just-in-time buying. Further, our businesses in Central America and Brazil faced a flood of low-priced, generic product from China-based suppliers. These factors taken together adversely affected our second quarter financial performance.”

Mr. Wintemute continued: “With stable commodity prices, a strong farm economy and channel inventory of many of our crop products at low levels, we expect that demand should improve significantly over the balance of 2023, as growers prepare for the 2024 planting season. While we are uncertain whether destocking activity has completely run its course, we can say that the distribution channel will need to replenish its stocks, and we are poised to meet the demand. Accordingly, we are revising our 2023 performance targets as indicated below.

[1]

Adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock compensation, and proxy contest activities. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. We provide these measures because we believe that they provide helpful comparisons to other companies in our industry and peer group. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define Adjusted EBITDA differently.

2023 Performance Targets

Metric	2023 Range	2022 Actual	Change
Net sales	$615MM - $625MM	$610MM	flat to up
Gross margin %	32%	32%	flat
Opex as % of sales	25%	25%	flat
Adjusted EBITDA	$70MM - $75MM	$73.0MM	Similar
Net income	$20MM - $24MM	$27.5MM	down

Mr. Wintemute concluded: “As a demonstration of our confidence in the company’s prospects, our board of directors has authorized us to enter into a 10b5-1 plan under which we may purchase up to $7.5 million of our common stock on the open market. We continue to see enduring value in our equity and believe that this repurchase program is a prudent allocation of capital. We encourage you to join us for our upcoming earnings call, during which we will give you a more detailed presentation of our first-half performance and full-year targets.”

Conference Call

Eric Wintemute, Chairman & CEO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results and strategic themes at 5 pm ET on August 8, 2023. Interested parties may participate in the call by dialing 713-481-1320. Please call in 10 minutes before the call is scheduled to begin and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops, manufactures, and markets solutions for crop protection and nutrition, turf and ornamentals management, commercial and consumer pest control. Over the past 20 years, through product and business acquisitions, the Company has expanded its operations into 17 countries and now has over 1,000 product registrations in 56 nations worldwide. Its strategy rests on three growth initiatives – i) Core Business (through innovation of conventional products), ii) Green Solutions (with over 130 biorational products – including fertilizers, microbials, nutritionals and non-conventional products) and iii) Precision Agriculture innovation (including SIMPAS prescriptive application and Ultimus measure/record/verify technologies). American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	Lena Cati
(949) 260-1200	(212) 836-9611
williamk@amvac.com	lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$14,632	$20,328
Receivables:
Trade, net of allowance for doubtful accounts of $6,135 and $5,136, respectively	151,479	156,492
Other	11,473	9,816

Total receivables, net	162,952	166,308
Inventories	237,587	184,190
Prepaid expenses	17,546	15,850
Income taxes receivable	5,436	1,891

Total current assets	438,153	388,567
Property, plant and equipment, net	73,452	70,912
Operating lease right-of-use assets	23,724	24,250
Intangible assets, net	178,624	184,664
Goodwill	48,219	47,010
Other assets	10,193	10,769
Deferred income tax assets, net	293	141

Total assets	$772,658	$726,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,876	$69,000
Customer prepayments	27,368	110,597
Accrued program costs	80,333	60,743
Accrued expenses and other payables	13,273	20,982
Current operating lease liabilities	5,493	5,279

Total current liabilities	205,343	266,601
Long-term debt, net	160,750	51,477
Long-term operating lease liabilities	18,884	19,492
Other liabilities, net of current installments	4,923	4,167
Deferred income tax liabilities, net	13,683	14,597

Total liabilities	403,583	356,334

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,643,674 shares at June 30, 2023 and 34,446,194 shares at December 31, 2022	3,464	3,444
Additional paid-in capital	106,719	105,634
Accumulated other comprehensive loss	(6,131)	(12,182)
Retained earnings	327,911	328,745
Less treasury stock at cost, 5,438,093 shares at June 30, 2023 and 5,029,892 shares at December 31, 2022	(62,888)	(55,662)

Total stockholders’ equity	369,075	369,979

Total liabilities and stockholders’ equity	$772,658	$726,313

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$132,790	$148,203	$257,674	$297,797
Cost of sales	(89,881)	(98,872)	(176,230)	(197,070)

Gross profit	42,909	49,331	81,444	100,727
Operating expenses	(39,155)	(38,518)	(74,423)	(75,165)

Operating income	3,754	10,813	7,021	25,562
Change in fair value of equity investment	(55)	(486)	(77)	(403)
Interest expense, net	(3,211)	(772)	(4,898)	(1,170)

Income before provision for income taxes	488	9,555	2,046	23,989
Income tax expense	(1,541)	(2,725)	(1,181)	(7,224)

Net income (loss)	$(1,053)	$6,830	$865	$16,765

Net income (loss) per common share—basic	$(.04)	$.23	$.03	$.57

Net income (loss) per common share—assuming dilution	$(.04)	$.23	$.03	$.55

Weighted average shares outstanding—basic	28,428	29,602	28,397	29,639
Weighted average shares outstanding—assuming dilution	28,428	30,225	28,985	30,289

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,
	2023	2022	Change	% Change
Net sales:
U.S. crop	$56,212	$63,513	$(7,301)	-11%
U.S. non-crop	16,878	20,996	(4,118)	-20%

U.S. total	73,090	84,509	(11,419)	-14%
International	59,700	63,694	(3,994)	-6%

Net sales:	$132,790	$148,203	$(15,413)	-10%

Gross profit:
U.S. crop	$21,703	$23,913	$(2,210)	-9%
U.S. non-crop	7,109	9,244	(2,135)	-23%

U.S. total	28,812	33,157	(4,345)	-13%
International	14,097	16,174	(2,077)	-13%

Total gross profit:	$42,909	$49,331	$(6,422)	-13%

	For the Six Months Ended June 30,
	2023	2022	Change	% Change
Net sales:
U.S. crop	$118,105	$151,349	$(33,244)	-22%
U.S. non-crop	30,759	34,753	(3,994)	-11%

U.S. total	148,864	186,102	(37,238)	-20%
International	108,810	111,695	(2,885)	-3%

Net sales:	$257,674	$297,797	$(40,123)	-13%

Gross profit:
U.S. crop	$40,585	$56,186	$(15,601)	-28%
U.S. non-crop	14,298	16,730	(2,432)	-15%

U.S. total	54,883	72,916	(18,033)	-25%
International	26,561	27,811	(1,250)	-4%

Total gross profit:	$81,444	$100,727	$(19,283)	-19%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$865	$16,765
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property, plant and equipment	4,322	4,077
Amortization of intangibles assets	6,707	6,927
Amortization of other long-term assets	1,117	1,739
Provision for bad debts	902	470
Fair value adjustment to contingent consideration	—	635
Stock-based compensation	2,541	2,836
Change in deferred income taxes	(1,015)	109
Changes in liabilities for uncertain tax positions or unrecognized tax benefits	419	—
Change in fair value of equity investments	77	403
Other	117	412
Net foreign currency adjustments	(382)	(20)
Changes in assets and liabilities associated with operations:
Decrease (increase) in net receivables	6,092	(18,645)
Increase in inventories	(50,900)	(27,774)
Increase in prepaid expenses and other assets	(1,749)	(3,652)
Change in income tax receivable/payable, net	(3,510)	(3,526)
Increase (decrease) in net operating lease liability	132	(21)
Increase in accounts payable	9,105	19,439
Decrease in customer prepayments	(83,225)	(62,789)
Increase in accrued program costs	19,607	35,987
Decrease in other payables and accrued expenses	(7,824)	(602)

Net cash used in operating activities	(96,602)	(27,230)

Cash flows from investing activities:
Capital expenditures	(6,498)	(5,654)
Proceeds from disposal of property, plant and equipment	44	27
Intangible assets	(718)	(1,044)

Net cash used in investing activities	(7,172)	(6,671)

Cash flows from financing activities:
Payments under line of credit agreement	(54,050)	(56,600)
Borrowings under line of credit agreement	162,500	105,000
Receipt from the issuance of common stock under ESPP	480	436
Net receipt from the exercise of stock options	32	765
Payment for tax withholding on stock-based compensation awards	(1,948)	(2,012)
Repurchase of common stock	(7,226)	(6,232)
Payment of cash dividends	(1,702)	(1,330)

Net cash provided by financing activities	98,086	40,027

Net (decrease) increase in cash and cash equivalents	(5,688)	6,126
Effect of exchange rate changes on cash and cash equivalents	(8)	(354)
Cash and cash equivalents at beginning of period	20,328	16,285

Cash and cash equivalents at end of period	$14,632	$22,057

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income, as reported	$(1,053)	$6,830	$865	$16,765
Provision for income taxes	1,541	2,725	1,181	7,224
Interest expense, net	3,211	772	4,898	1,170
Depreciation and amortization	5,889	6,271	12,146	12,743
Stock compensation	1,067	1,273	2,541	2,836
Proxy contest activities	—	1,785	541	1,785

Adjusted EBITDA[2]	$10,655	$19,656	$22,172	$42,523

[2]

Adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock compensation, and proxy contest activities. Adjusted EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. We provide these measures because we believe that they provide helpful comparisons to other companies in our industry and peer group. The items excluded from Adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define Adjusted EBITDA differently.